Exhibit 99.1

Plan of Arrangement between Royal Gold and International Royalty Corporation Moves Forward with Procurement of Interim Order

DENVER, COLORADO.  JANUARY 19, 2010:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) and INTERNATIONAL ROYALTY CORPORATION (“IRC”) (TSX:IRC; NYSE-A:ROY) today announced that they obtained an Interim Order from the Ontario Superior Court of Justice approving the calling, holding and conducting of a special meeting of the IRC shareholders to consider the Plan of Arrangement (“Arrangement”) between Royal Gold and IRC as announced on December 18, 2009, whereby Royal Gold would acquire all of the issued and outstanding common shares of IRC.

Mailing of the meeting materials to IRC shareholders is planned to commence today.  All shareholders of record as of January 14, 2010, will receive a Notice of the Meeting, Management Information Circular, Form of Proxy, Letter of Transmittal and an Election Form.  The meeting materials will also be available at www.sedar.com and www.sec.gov.  The special meeting of IRC shareholders to approve the combination will be held on Tuesday, February 16, 2010, at 9:00 a.m. MST at the Inverness Hotel and Conference Center, Evergreen Room, 200 Inverness Drive West, Englewood, Colorado.  The hearing for the Final Order is expected to take place on Friday, February 19, 2010, subject to the approval of the Arrangement by IRC shareholders at the special meeting.

Under the Arrangement, IRC shareholders may elect to receive either C$7.45 in cash or 0.1385 common shares of Royal Gold or a combination of both, subject to a maximum of US$350 million in cash and a maximum of 7.75 million common shares of Royal Gold.  If IRC shareholders elect to receive more than approximately US$314 million in cash, the number of Royal Gold common shares issued will be reduced on a pro-rated basis until such cash election reaches a maximum of US$350 million.  Assuming the maximum share election, the consideration under the Arrangement will consist, on average, of 0.0771 Royal Gold common shares plus US$3.12 in cash for each IRC common share, implying 56% share consideration.  Assuming the maximum cash election, the consideration under the Arrangement will consist, on average, of 0.0700 Royal Gold common shares plus US$3.48 in cash for each IRC common share, implying 51% share consideration.

Royal Gold has entered into voting agreements with IRC directors, senior officers, and several significant IRC shareholders who collectively represent approximately 34% of IRC Common Shares on a fully-diluted basis.

About Royal Gold

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalty interests. The Company currently owns royalties on 118 properties on six continents, including royalties on 21 producing mines and 12 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol "RGLD," and on the Toronto Stock Exchange under the symbol "RGL."

About International Royalty Corporation

International Royalty is a global mineral royalty company.  IRC currently holds 84 royalties including an effective 2.7% NSR on the Voisey’s Bay mine, a sliding-scale NSR on the Chilean portion of the Pascua-Lama project, a 1.5% NSR on the Las Cruces project and a 1.5% NSR on approximately 3.0 million acres of gold lands in Western Australia.  IRC is senior listed on the Toronto Stock Exchange (TSX:IRC) as well as the NYSE Amex (NYSE-A:ROY).

For further information, please contact:

Karen Gross
Vice President and Corporate Secretary
(303) 575-6504

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include the statement regarding the proposed acquisition of IRC. The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.